UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Holiday Drive, Suite 300, Pittsburgh, Pennsylvania 15220
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 928-2056

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 20, 2008, Industrial Enterprises of America, Inc. (the “Company”) entered into Amendment 1 (the “Amendment”) to its Loan and Securities Purchase Agreement, dated January 16, 2008 (the “Agreement”), with Black Nickel Vision Fund LLC (“Black Nickel”), an institutional and accredited investor.  The Agreement requires the Company to become current in its reporting obligations by a pre-designated date (the “Filing Deadline”), or to issue additional shares of its common stock to Black Nickel.  The Amendment modified the Filing Deadline and added certain provisions related to a potential sale of the Company, or substantially all of the assets of the Company, prior to the earlier of (i) the Filing Deadline, or (ii) the date the Company becomes current in its reporting obligations.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                      Description

10.1                      Amendment 1 to Loan and Securities Purchase Agreement, dated as of March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
 (Registrant)

March 26, 2008
By:           /s/ James Margulies
James Margulies
Chief Executive Officer